Exhibit 99.01

                Written Statement of the Chief Financial Officer and Chief
                    Executive Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Sealife Corporation. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended August 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange
Act  of 1934   and  that  information  contained  in  the  Report  fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:   /s/ Robert McCaslin
          ---------------
          Robert McCaslin
          Chief Financial Officer

Date:    November 6, 2003